UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                               February 7, 2011

    Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10205 Westheimer Road, Houston, Texas 112 Avenue Kleber, Paris, France	77042 75784
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 354-6100 (Houston) 33 156 26 71 71 (Paris)

         Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC), a global supplier of rotating equipment and aftermarket parts and services, previously announced that it will present at Credit Suisse Energy Summit on Tuesday, February 8, 2011. Vince Volpe, President and Chief Executive Officer, will participate in the conference at the Vail Cascade Resort & Spa, 1300 Westhaven Drive, Vail, Colorado, 81657.
.
The Company’s presentation will be broadcast live over the Internet and will be available via a replay audio webcast.  The audio of the conference session and presentation slides, which are attached here as Exhibit 99.1, will be accessible through a link on Dresser-Rand’s website, located at www.dresser-rand.com.  The live presentation is scheduled to begin at 10:00 a.m. Mountain Time.

The webcast will also be accessible at:

http://cc.talkpoint.com/cred001/020611a_ah/?entity=26_M37LEW1

The replay of the presentation will begin about one hour after the live presentation time, and will be archived for replay for 90-days.  Access to this site is public (not password protected).

All information in the presentation slide deck is furnished and shall not be deemed "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent registrant specifically incorporated it by reference.

Exhibit No.	Description
99.1	Dresser-Rand’s presentation slide deck for Credit Suisse Energy Summit on February 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC
(Registrant)

Date: February 7, 2011	By:	/s/ Mark E. Baldwin
Mark E. Baldwin
Executive Vice President and Chief Financial Officer

DRESSER-RAND GROUP INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Dresser-Rand’s presentation slide deck for Credit Suisse Energy Summit on February 8, 2011